Exhibit 15.3

Consent Letter of Maples and Calder

Tudou Holdings Limited

Building No. 6, X2 Creative Park

1238 Xietu Road, Xuhui District

Shanghai 200032

People’s Republic of China

March 30, 2012

Dear Sirs,

Tudou Holdings Limited (the “Company”)

We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2011, which will be filed with the Securities and Exchange Commission in March 2012.

Yours faithfully

/s/ Maples and Calder

Maples and Calder